For immediate release	For More Information: James R. Gordon, EVP & Chief Financial Officer 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES THIRD QUARTER 2022 EARNINGS

ABILENE, Texas, October 20, 2022 - First Financial Bankshares, Inc. (the “Company”) (NASDAQ: FFIN) today reported earnings of $59.34 million for the third quarter of 2022 compared to earnings of $58.93 million for the same quarter a year ago. Diluted earnings per share were $0.41 for both the third quarter of 2022 and 2021. As of September 30, 2022, the Company has 4.75 million shares remaining under the previously announced share repurchase authorization. Through September 30, 2022, the Company has repurchased 244,559 shares of its common stock at an average price of $38.61.

As further described below, the results this quarter compared to the same quarter a year ago included an increase in net interest income of $7.37 million from continued balance sheet growth. Included in the change in net interest income was a decline in PPP loan origination fees and interest of $8.19 million when compared to the same period a year ago. Additionally, the results this quarter when compared to the same quarter a year ago were impacted by (i) an increase in the provision for credit losses of $3.22 million; (ii) a decrease in interest on loan recoveries of $1.08 million; (iii) a decrease in debit card fees of $3.61 million; and (iv) a decrease in mortgage revenues of $4.72 million.

“During the third quarter, we continued our momentum, driven by our focus on customer service excellence in our vibrant Texas markets, that produced strong loan growth while maintaining deposits. Our operating results for the third quarter reflect overall loan growth, excluding PPP and held-for-sale loans, of $379 million, or 25.6 percent annualized, and deposit growth of $19.14 million through the addition of over 9,300 net new accounts year-to-date,” said F. Scott Dueser, Chairman, President and CEO of First Financial Bankshares, Inc. “We have strong capital as reflected by our regulatory capital ratios being well above required levels while maintaining combined allowances for credit losses and unfunded commitments totaling $84.99 million. We remain focused on serving our customers and delivering solid results while actively managing the impact of the current interest rate, regulatory and economic environments. We appreciate the continued support of our customers, shareholders and associates,” Mr. Dueser added.

Net interest income for the third quarter of 2022 was $103.16 million compared to $95.78 million for the third quarter of 2021. The net interest margin, on a taxable equivalent basis, was 3.32 percent for the third quarter of 2022, compared to 3.28 percent for the second quarter of 2022, and 3.41 percent in the third quarter of 2021. The growth in net interest income was driven by higher average interest-earning assets which increased to $12.54 billion for the third quarter of 2022 compared to $11.58 billion a year ago, partially offset by lower PPP loan origination fees and interest which totaled $62 thousand in the third quarter of 2022 compared to $8.25 million in the third quarter of 2021. PPP loan balances totaled $202 thousand at September 30, 2022.

The Company recorded a provision for credit losses of $3.22 million for the third quarter of 2022 compared to no provision for credit losses for the third quarter of 2021. The Company’s provision for credit losses during the third quarter of 2022 was primarily driven by strong organic loan growth, increases in unfunded commitments and a slight decline in the projected economic forecast metrics offset by loan recoveries and lower classified loan specific reserves. At September 30, 2022, the allowance for credit losses totaled $74.11 million, or 1.18 percent of loans held-for-investment (“loans” hereafter), compared to $63.37 million at September 30, 2021, or 1.20 percent of loans. Additionally, the reserve for unfunded commitments totaled $10.88 million at September 30, 2022 compared to $6.75 million at September 30, 2021.

For the third quarter of 2022, net recoveries totaled $1.12 million compared to net recoveries of $1.23 million for the third quarter of 2021. Nonperforming assets as a percentage of loans and foreclosed assets decreased to 0.39 percent at September 30, 2022, compared with 0.48 percent at September 30, 2021. Classified loans totaled $143.72 million at September 30, 2022, compared with $165.77 million at September 30, 2021.

Noninterest income for the third quarter of 2022 totaled $30.94 million compared to $37.73 million for the third quarter of 2021, as a result of the following:

•
Trust fees increased to $10.31 million for the third quarter of 2022 compared to $9.48 million for the third quarter of 2021 driven mainly by the continued increase in oil and gas revenue.
•
Service charges on deposits increased to $6.40 million for the third quarter of 2022 compared to $5.67 million for the third quarter of 2021 primarily due to the continued increase in net new accounts.
•
Debit card fees decreased by $3.61 million for the third quarter of 2022 compared to the same quarter a year ago and $4.28 million from the second quarter of 2022. The decreases were due the impact of becoming subject to regulations imposed by the Federal Reserve that limits debit card interchange revenue ("Durbin Amendment") effective July 1, 2022, and is consistent with our prior disclosures.
•
Mortgage income was $4.07 million for the third quarter of 2022 compared to $8.79 million for the third quarter of 2021 due to lower overall origination volumes and margins as a result of the changes in interest rates.
•
Recoveries of interest on previously charged-off or nonaccrual loans totaled $664 thousand for the third quarter of 2022 compared to $1.75 million for the third quarter of 2021.
•
Gains on sales of securities and other assets were $1.21 million during the third quarter of 2022 compared to $22 thousand for the third quarter of 2021.

Noninterest expense for the third quarter of 2022 totaled $59.44 million compared to $62.94 million for the third quarter of 2021, as a result of the following:

•
Salary, commissions, and employee benefit costs totaled $33.89 million for the third quarter of 2022, compared to $37.09 million in the third quarter of 2021 reflecting annual merit-based and market driven pay increases offset by lower mortgage compensation expenses of $1.26 million and a decrease of $1.87 million in profit sharing expenses.

The Company’s efficiency ratio improved to 43.76 percent for the third quarter of 2022 compared to 45.88 percent for the third quarter of 2021.

As of September 30, 2022, consolidated total assets were $13.11 billion compared to $12.54 billion at September 30, 2021. Loans totaled $6.26 billion at September 30, 2022, compared with loans of $5.29 billion at September 30, 2021. Loans, excluding PPP and held-for-sale loans, grew $379.00 million during the third quarter of 2022 and $919.11 million for the first nine months of 2022. Deposits totaled $11.14 billion at September 30, 2022, compared to $9.89 billion at September 30, 2021.

Shareholders’ equity was $1.13 billion as of September 30, 2022, compared to $1.33 billion and $1.73 billion at June 30, 2022, and September 30, 2021, respectively, as a result of changes in other comprehensive income (“OCI”) due to increasing interest rates over the last nine months. The unrealized loss on the available-for-sale investment securities portfolio, net of applicable tax, totaled $632.42 million at September 30, 2022, compared to an unrealized loss of $400.51 million at June 30, 2022, and an unrealized gain of $109.45 million at September 30, 2021.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 78 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with ten locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at https://www.ffin.com.

####

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as "expect," "plan," "anticipate," "target," "forecast," and "goal". Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; economic impact of oil and gas prices and the pandemic, changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company's reports filed with the Securities and Exchange Commission, which may be obtained under "Investor Relations-Documents and Filings" on the Company's Website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2022			2021
ASSETS	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Cash and due from banks	$227,298	$242,665	$203,187	$205,053	$201,901
Interest-bearing demand deposits in banks	138,484	222,899	394,566	323,535	359,241
Investment securities	5,745,443	6,215,036	6,502,495	6,573,179	6,119,984
Loans, held-for-investment, excluding PPP Loans	6,255,286	5,876,281	5,550,430	5,336,179	5,147,160
PPP loans	202	2,301	15,739	52,793	139,334
Total loans, held-for-investment	6,255,488	5,878,582	5,566,169	5,388,972	5,286,494
Allowance for credit losses	(74,108)	(71,932)	(66,913)	(63,465)	(63,370)
Net loans, held-for-investment	6,181,380	5,806,650	5,499,256	5,325,507	5,223,124
Loans, held-for-sale	18,815	26,445	27,670	37,810	47,721
Premises and equipment, net	152,646	149,280	150,168	149,764	147,516
Goodwill	313,481	313,481	313,481	313,481	313,481
Other intangible assets	2,352	2,658	2,978	3,298	3,689
Other assets	330,445	281,098	220,399	170,834	126,601
Total assets	$13,110,344	$13,260,212	$13,314,200	$13,102,461	$12,543,258

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$4,200,792	$4,104,034	$3,978,724	$3,780,230	$3,574,405
Interest-bearing deposits	6,941,326	7,018,949	7,021,101	6,786,258	6,318,712
Total deposits	11,142,118	11,122,983	10,999,825	10,566,488	9,893,117
Borrowings	774,581	768,364	758,595	671,152	648,679
Trade date payable	-	-	-	-	174,236
Other liabilities	61,030	39,847	67,031	105,597	93,491
Shareholders' equity	1,132,615	1,329,018	1,488,749	1,759,224	1,733,735
Total liabilities and shareholders' equity	$13,110,344	$13,260,212	$13,314,200	$13,102,461	$12,543,258

	Quarter Ended
	2022			2021
INCOME STATEMENTS	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Interest income	$112,728	$101,981	$97,009	$95,995	$97,198
Interest expense	9,572	3,199	1,570	1,187	1,416
Net interest income	103,156	98,782	95,439	94,808	95,782
Provision for credit losses	3,221	5,350	4,782	2,064	-
Net interest income after provision for credit losses	99,935	93,432	90,657	92,744	95,782
Noninterest income	30,943	37,317	34,881	34,903	37,726
Noninterest expense	59,442	58,333	59,225	61,672	62,939
Net income before income taxes	71,436	72,416	66,313	65,975	70,569
Income tax expense	12,095	11,922	10,341	10,638	11,641
Net income	$59,341	$60,494	$55,972	$55,337	$58,928

PER COMMON SHARE DATA
Net income - basic	$0.42	$0.42	$0.39	$0.39	$0.41
Net income - diluted	0.41	0.42	0.39	0.39	0.41
Cash dividends declared	0.17	0.17	0.15	0.15	0.15
Book value	7.94	9.32	10.43	12.34	12.17
Tangible book value	5.73	7.10	8.21	10.12	9.94
Market value	41.83	39.27	44.12	50.84	45.95
Shares outstanding - end of period	142,628,163	142,586,601	142,704,495	142,532,116	142,467,687
Average outstanding shares - basic	142,524,500	142,682,251	142,558,743	142,437,804	142,334,449
Average outstanding shares - diluted	143,126,088	143,238,669	143,302,063	143,251,521	143,218,920

PERFORMANCE RATIOS
Return on average assets	1.76%	1.82%	1.71%	1.74%	1.90%
Return on average equity	17.31	17.26	13.53	12.63	13.43
Return on average tangible equity	22.55	22.27	16.68	15.45	16.43
Net interest margin (tax equivalent)	3.32	3.28	3.22	3.29	3.41
Efficiency ratio	43.76	41.83	44.16	46.18	45.88

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	Nine Months Ended
	Sept. 30,
INCOME STATEMENTS	2022	2021
Interest income	$311,718	$280,410
Interest expense	14,340	4,855
Net interest income	297,378	275,555
Provision for credit losses	13,353	(3,203)
Net interest income after provision for credit losses	284,025	278,758
Noninterest income	103,141	107,273
Noninterest expense	177,000	180,036
Net income before income taxes	210,166	205,995
Income tax expense	34,359	33,770
Net income	$175,807	$172,225

PER COMMON SHARE DATA
Net income - basic	$1.23	$1.21
Net income - diluted	1.23	1.20
Cash dividends declared	0.49	0.43
Book value	7.94	12.17
Tangible book value	5.73	9.94
Market value	$41.83	$45.95
Shares outstanding - end of period	142,628,163	142,467,687
Average outstanding shares - basic	142,588,373	142,242,783
Average outstanding shares - diluted	143,246,768	143,183,792

PERFORMANCE RATIOS
Return on average assets	1.77%	1.94%
Return on average equity	15.88	13.55
Return on average tangible equity	20.20	16.66
Net interest margin (tax equivalent)	3.27	3.43
Efficiency ratio	43.23	45.73

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2022			2021
ALLOWANCE FOR LOAN LOSSES	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Balance at beginning of period	$71,932	$66,913	$63,465	$63,370	$62,138
Loans charged-off	(293)	(275)	(659)	(3,067)	(1,475)
Loan recoveries	1,409	1,191	360	783	2,707
Net recoveries (charge-offs)	1,116	916	(299)	(2,284)	1,232
Provision for loan losses	1,060	4,103	3,747	2,379	-
Balance at end of period	$74,108	$71,932	$66,913	$63,465	$63,370

ALLOWANCE FOR UNFUNDED COMMITMENTS
Balance at beginning of period	$8,718	$7,471	$6,436	$6,751	$6,751
Provision for unfunded commitments	2,161	1,247	1,035	(315)	-
Balance at end of period	$10,879	$8,718	$7,471	$6,436	$6,751

Allowance for loan losses /
period-end loans held-for-investment	1.18%	1.22%	1.20%	1.18%	1.20%
Allowance for loan losses /
nonperforming loans	301.02	281.90	232.71	200.33	250.92
Net charge-offs (recoveries) / average total loans
(annualized)	(0.07)	(0.06)	0.02	0.17	(0.09)

	Quarter Ended
	2022			2021
COMPOSITION OF LOANS HELD-FOR-INVESTMENT	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Commercial:
C&I	$871,133	$837,627	$822,310	$784,282	$680,263
PPP	202	2,301	15,739	52,793	139,334
Municipal	214,852	200,577	191,799	177,905	165,847
Total Commercial	1,086,187	1,040,505	1,029,848	1,014,980	985,444
Agricultural	76,937	90,420	82,883	98,089	98,947
Real Estate:
Construction & Development	938,051	928,644	806,211	749,793	656,530
Farm	268,139	250,028	225,942	217,220	203,064
Non-Owner Occupied CRE	717,738	636,432	636,160	623,434	674,958
Owner Occupied CRE	945,665	909,899	881,181	821,653	824,231
Residential	1,536,180	1,412,125	1,352,162	1,334,419	1,328,798
Total Real Estate	4,405,773	4,137,128	3,901,656	3,746,519	3,687,581
Consumer:
Auto	538,798	468,147	419,818	405,416	394,072
Non-Auto	147,793	142,382	131,964	123,968	120,450
Total Consumer	686,591	610,529	551,782	529,384	514,522

Total loans held-for-investment	$6,255,488	$5,878,582	$5,566,169	$5,388,972	$5,286,494

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$43,149	$46,512	$47,445	$55,670	$53,620
Substandard	100,568	106,156	104,715	105,515	112,151
Doubtful	-	-	-	-	-
Total classified loans	$143,717	$152,668	$152,160	$161,185	$165,771

NONPERFORMING ASSETS
Nonaccrual loans	$24,585	$25,475	$28,723	$31,652	$25,210
Accruing troubled debt restructured loans	19	20	20	21	22
Accruing loans 90 days past due	15	22	11	8	23
Total nonperforming loans	24,619	25,517	28,754	31,681	25,255
Foreclosed assets	-	-	-	2,477	28
Total nonperforming assets	$24,619	$25,517	$28,754	$34,158	$25,283

As a % of loans held-for-investment and foreclosed assets	0.39%	0.43%	0.52%	0.63%	0.48%
As a % of end of period total assets	0.19	0.19	0.22	0.26	0.20

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2022			2021
CAPITAL RATIOS	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Common equity Tier 1 capital ratio	18.03%	18.50%	19.00%	19.35%	19.71%
Tier 1 capital ratio	18.03	18.50	19.00	19.35	19.71
Total capital ratio	19.07	19.54	20.01	20.34	20.76
Tier 1 leverage ratio	10.79	10.65	10.78	11.13	11.19
Tangible common equity ratio	6.38	7.83	9.02	11.28	11.59
Equity/Assets ratio	8.64	10.02	11.18	13.43	13.82

	Quarter Ended
	2022			2021
NONINTEREST INCOME	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Trust fees	$10,314	$9,742	$9,817	$9,670	$9,484
Service charges on deposits	6,399	6,038	5,706	5,762	5,673
Debit card fees	5,587	9,868	8,926	9,353	9,198
Credit card fees	651	700	602	602	595
Gain on sale and fees on mortgage loans	4,070	5,728	6,333	6,272	8,788
Net gain on sale of available-for-sale securities	334	1,648	31	1	1
Net gain on sale of foreclosed assets	349	18	1,084	107	27
Net gain (loss) on sale of assets	526	6	(10)	(3)	(6)
Interest on loan recoveries	664	1,649	283	1,207	1,746
Other noninterest income	2,049	1,920	2,109	1,932	2,220
Total noninterest income	$30,943	$37,317	$34,881	$34,903	$37,726

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$33,129	$31,840	$32,540	$31,876	$34,460
Profit sharing expense	763	1,307	1,598	3,099	2,630
Net occupancy expense	3,440	3,292	3,225	3,333	3,288
Equipment expense	2,396	2,346	2,257	2,382	2,450
FDIC assessment fees	917	904	869	848	815
Debit card expense	3,013	3,200	2,964	3,221	2,929
Legal, tax and professional fees	2,604	2,513	2,957	2,835	2,893
Audit fees	451	450	451	423	466
Printing, stationery and supplies	600	501	540	664	432
Amortization of intangible assets	306	320	320	391	398
Advertising, meals and public relations	1,692	1,554	1,493	1,842	1,746
Operational and other losses	869	782	596	1,385	1,087
Software amortization and expense	2,564	2,522	2,457	2,817	2,855
Other noninterest expense	6,698	6,802	6,958	6,556	6,490
Total noninterest expense	$59,442	$58,333	$59,225	$61,672	$62,939

TAX EQUIVALENT YIELD ADJUSTMENT	$1,737	$3,366	$3,782	$3,841	$3,670

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Nine Months Ended
	Sept. 30,
NONINTEREST INCOME	2022	2021
Trust fees	$29,873	$26,475
Service charges on deposits	18,143	15,394
Debit card fees	24,381	26,552
Credit card fees	1,953	1,771
Gain on sale and fees on mortgage loans	16,131	26,973
Net gain on sale of available-for-sale securities	2,013	814
Net gain on sale of foreclosed assets	1,451	83
Net gain (loss) on sale of assets	522	213
Interest on loan recoveries	2,596	2,832
Other noninterest income	6,078	6,166
Total noninterest income	$103,141	$107,273

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$97,509	$100,032
Profit sharing expense	3,668	7,035
Net occupancy expense	9,957	9,676
Equipment expense	6,999	6,791
FDIC assessment fees	2,690	2,282
Debit card expense	9,177	8,736
Legal, tax and professional fees	8,074	8,971
Audit fees	1,352	1,336
Printing, stationery and supplies	1,641	1,246
Amortization of intangible assets	946	1,222
Advertising, meals and public relations	4,739	4,526
Operational and other losses	2,247	1,908
Software amortization and expense	7,543	8,303
Other noninterest expense	20,458	17,972
Total noninterest expense	$177,000	$180,036

TAX EQUIVALENT YIELD ADJUSTMENT	$8,884	$10,850

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	Sept. 30, 2022			June 30, 2022
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$3,107	$19	2.49%	$1,466	$5	1.45%
Interest-bearing demand deposits in nonaffiliated banks	248,929	1,413	2.25	288,784	547	0.76
Taxable securities	4,039,107	20,799	2.06	4,101,751	19,151	1.87
Tax-exempt securities	2,164,829	14,382	2.66	2,376,324	17,166	2.89
Loans	6,082,649	77,851	5.08	5,720,804	68,478	4.80
Total interest-earning assets	12,538,621	$114,464	3.62%	12,489,129	$105,347	3.38%
Noninterest-earning assets	833,980			825,711
Total assets	$13,372,601			$13,314,840
Interest-bearing liabilities:
Deposits	$7,004,478	$8,787	0.50%	$7,049,041	$2,967	0.17%
Borrowings	768,096	784	0.40	730,477	232	0.13
Total interest-bearing liabilities	7,772,574	$9,571	0.49%	7,779,518	$3,199	0.16%
Noninterest-bearing deposits	4,178,675			4,064,207
Other noninterest-bearing liabilities	61,320			65,475
Shareholders' equity	1,360,032			1,405,640
Total liabilities and shareholders' equity	$13,372,601			$13,314,840

Net interest income and margin (tax equivalent)		$104,893	3.32%		$102,148	3.28%

	Three Months Ended			Three Months Ended
	Mar. 31, 2022			Dec. 31, 2021
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$1,015	$1	0.52%	$82	$-	0.48%
Interest-bearing demand deposits in nonaffiliated banks	171,970	94	0.22	320,102	124	0.15
Taxable securities	4,231,949	17,823	1.68	3,590,137	13,556	1.51
Tax-exempt securities	2,612,025	18,107	2.77	2,636,360	18,163	2.76
Loans	5,487,538	64,766	4.79	5,347,069	67,993	5.04
Total interest-earning assets	12,504,497	$100,791	3.27%	11,893,750	$99,836	3.33%
Noninterest-earning assets	744,810			726,932
Total assets	$13,249,307			$12,620,682
Interest-bearing liabilities:
Deposits	$6,898,059	$1,369	0.08%	$6,399,343	$1,110	0.07%
Borrowings	781,314	201	0.10	639,725	77	0.05
Total interest-bearing liabilities	7,679,373	$1,570	0.08%	7,039,068	$1,187	0.07%
Noninterest-bearing deposits	3,827,451			3,744,848
Other noninterest-bearing liabilities	64,999			99,091
Shareholders' equity	1,677,484			1,737,675
Total liabilities and shareholders' equity	$13,249,307			$12,620,682

Net interest income and margin (tax equivalent)		$99,221	3.22%		$98,649	3.29%

	Three Months Ended
	Sept. 30, 2021
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$1,554	$2	0.51%
Interest-bearing demand deposits in nonaffiliated banks	612,551	236	0.15
Taxable securities	3,081,215	12,122	1.57
Tax-exempt securities	2,542,606	17,701	2.78
Loans	5,337,807	70,807	5.26
Total interest-earning assets	11,575,733	$100,868	3.46%
Noninterest-earning assets	705,099
Total assets	$12,280,832
Interest-bearing liabilities:
Deposits	$6,346,267	$1,340	0.08%
Borrowings	599,934	76	0.05
Total interest-bearing liabilities	6,946,201	$1,416	0.08%
Noninterest-bearing deposits	3,490,685
Other noninterest-bearing liabilities	103,446
Shareholders' equity	1,740,500
Total liabilities and shareholders' equity	$12,280,832

Net interest income and margin (tax equivalent)		$99,452	3.41%

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Nine Months Ended			Nine Months Ended
	Sept. 30, 2022			Sept. 30, 2021
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$1,870	$26	1.87%	$2,181	$9	0.55%
Interest-bearing demand deposits in nonaffiliated banks	236,843	2,054	1.16	682,082	606	0.12
Taxable securities	4,123,562	57,772	1.87	2,665,988	33,834	1.69
Tax-exempt securities	2,382,754	49,655	2.78	2,458,352	52,090	2.83
Loans	5,765,844	211,095	4.89	5,339,398	204,721	5.13
Total interest-earning assets	12,510,873	$320,602	3.43%	11,148,001	$291,260	3.49%
Noninterest-earning assets	801,828			699,326
Total assets	$13,312,701			$11,847,327
Interest-bearing liabilities:
Deposits	$6,984,249	$13,124	0.25%	$6,165,740	$4,595	0.10%
Borrowings	759,913	1,216	0.21	528,599	260	0.07
Total interest-bearing liabilities	7,744,162	$14,340	0.25%	6,694,339	$4,855	0.10%
Noninterest-bearing deposits	4,024,731			3,349,719
Other noninterest-bearing liabilities	63,919			103,354
Shareholders' equity	1,479,889			1,699,915
Total liabilities and shareholders' equity	$13,312,701			$11,847,327

Net interest income and margin (tax equivalent)		$306,262	3.27%		$286,405	3.43%